                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) February 10, 1997 with respect to the consolidated financial statements of Capstar Radio Broadcasting Partners, Inc. and Subsidiaries, the Predecessor Company of Capstar Broadcasting Partners, Inc. and Subsidiaries, and formerly known as Commodore Media, Inc. and Subsidiaries,
(ii) February 3, 1997 with respect to the consolidated financial statements of Southern Star Communications, Inc., formerly known as Osborn Communications Corporation, and (iii) February 16, 1997 with respect to the combined financial statements of Mountain Lakes Broadcasting, L.L.C., all included in Amendment No. 2 to the Registration Statement (Form S-4) No. 333-25683 and related Prospectus of Capstar Broadcasting Partners, Inc. for the registration of $277,000,000 of 12 3/4% Senior Discount Notes due 2009.


                                        ERNST & YOUNG LLP

New York, New York

August 5, 1997